Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is made as of the date on which this Subscription Agreement is accepted by the Company, by and between the subscriber listed in the Execution Section hereof (the “Subscriber”), and Triangle Canna Corp., a Nevada corporation (the “Company”).

RECITALS:

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain shares of Class A Common Stock, par value $.0001 per share (the “Common Stock”) of the Company offered pursuant to that certain Offering Circular (the “Offering”), incorporated into the Company’s Form 1-A, filed and qualified with the U.S. Securities and Exchange Commission (the “SEC”)effective [     ], 2021 (the “Offering Circular”) of the Company; and

WHEREAS, the Offering will terminate on the first to occur of: (i) the sale of 100,000,000 shares of the Common Stock, (2) one year from the date of the Offering Circular, or (3) a date prior to one year from the date the Offering begins that is so determined by the Company’s board of directors.

NOW, THEREFORE, in consideration of the foregoing premises, the respective representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Subscription Agreement, intending to be legally bound, hereby agree as follows:

1. Subscription. Subject to the express terms and conditions of this Subscription Agreement, the Subscriber hereby tenders this subscription and applies to purchase the number of shares of Common Stock (the “Shares”) indicated in the Execution Section attached hereto as Annex I (the “Execution Section”). The purchase price of each Share is Seventy-Five Cents ($0.75) payable in full upon execution and delivery of this Subscription Agreement by Subscriber. By signing below, the Subscriber agrees to the following terms and conditions:

(a) The Subscriber understands that the Shares are being offered pursuant to the Offering Circular and its exhibits. The Offering is described in the Offering Circular, which is available at https://investintriangle.com, as well as on the EDGAR website of the SEC. While they are subject to change, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records.

(b) In connection with this subscription, the Subscriber represents and warrants that the personal, business and financial information provided to the Company in this Subscription Agreement, or through any online website, portal or otherwise, is complete and accurate, and presents a true statement of the Subscriber’s financial condition. The Subscriber further sets forth statements upon which the Company and its selling agent may rely to determine the suitability of the Subscriber to purchase the Shares.

(c) The Company has the right to reject this Subscription in whole or in part for any reason or no reason. The Subscriber may not cancel, terminate or revoke the Subscriber’s subscription pursuant to this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

(d) Once the Subscriber makes a funding commitment to purchase Shares, such commitment shall be irrevocable until the Shares are issued, the subscription is rejected by the Company, or the Company otherwise determines not to consummate the transactions contemplated by this Agreement.

(e) The Subscriber consents to receive communications relating to the Shares electronically from the Company.

2. Payment and Purchase Procedure. The purchase price shall be paid simultaneously with Subscriber’s subscription. Subscriber shall deliver payment for the aggregate purchase price of the Shares (the “Purchase Price” by check, credit card, ACH deposit or by wire transfer to an account designated by the Company. The Subscriber acknowledges that, in order to subscribe for Shares, Subscriber must fully comply with the purchase procedure requirements set forth in Section 11 below.

(a) If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Subscription Agreement and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription Agreement and the Subscriber’s purchase of the Shares as may be requested by the Company.

(b) In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber and the Company hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3. Representations and Warranties of the Company. The Company represents and warrants to Subscriber that the following representations and warranties are true and correct in all material respects as of the date of each closing on the subscription hereunder:

(a)  The Company is a corporation duly formed, validly existing and in good standing under the Nevada Revised Statutes (the “NRS”). The Company has all requisite power and authority to own and operate its properties and assets and to execute and deliver this Subscription Agreement and any other agreements or instruments required hereunder.

(b) The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c)  The acceptance by the Company of the subscription under this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of the subscription under this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Company’s articles of incorporation, bylaws and the NRS in general.

4. Representations, Warranties and Agreements of Subscriber. In connection with the issuance of securities hereunder, Subscriber hereby makes the following representations, warranties and agreements and confirms the following understandings:

(a) The information that the Subscriber has furnished herein, including, without limitation, the information set forth in the Execution Section, which has been completed by the Subscriber and submitted herewith to the Company, and any other information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Act, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is true, correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts the subscription under this Subscription Agreement (a “Closing Date”). Further, the Subscriber shall immediately notify the Company of any change in or inaccuracy of any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by the Company and by any investigating party relying on them.

(b) The Subscriber either (i) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, or (ii) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the subscription price for the number of Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons). The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Execution Section any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

(c) The Subscriber acknowledges that the Subscriber has received a copy of the Offering Circular, has been given the opportunity to read and review it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the Subscriber requested. All questions of the Subscriber have been satisfactorily answered prior to making this investment.

(d) The Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment, and to make an informed decision relating thereto; or the Subscriber has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment, and to make an informed decision relating thereto.

(e) The Subscriber has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for the Subscriber. The Subscriber’s knowledge and experience in financial and business matters are such that it is capable of evaluating the risks of making the investment contemplated hereby. The Subscriber has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment. The Subscriber understands that any projections or other forward-looking statements that were made in the Offering Circular or otherwise are mere estimates and may not reflect the actual results of the Company’s operations. The Subscriber understands that the Use of Proceeds in the Offering Circular are estimates, are not binding, and are subject to the Company’s discretion, and may not reflect the actual use of proceeds by the Company of the funds it receives from the Offering and from Subscriber’s investment.

(f) The Subscriber understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber’s representations and warranties, and those of the other purchasers of shares of Common Stock in the Offering.

(g) The Subscriber understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are “covered securities” under the National Securities Market Improvement Act of 1996 (“NSMIA”). The Subscriber understands that reliance on such exemptions is predicated in part on the truth and accuracy of the Subscriber’s representations and warranties and those of other purchasers of Shares. The Subscriber covenants not to sell, transfer or otherwise dispose of any of the Shares unless such Shares have been registered under the applicable state securities laws, or an exemption from state registration is available.

(h) The Subscriber has no need for any liquidity in this investment and is able to bear the economic risk of his investment for an indefinite period of time. The Subscriber has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be readily possible to liquidate the Subscriber’s investment in the Shares; and (c) an exemption from registration for resale under the Securities Act of 1933 and applicable state law may not be available.

(i) All contacts and contracts between the Subscriber and the Company regarding the offer and sale to him or her of Shares have been made within the state indicated in the Execution Section and the Subscriber is a resident of such state.

(j) The Subscriber has relied solely upon the Offering Circular and independent investigations made by Subscriber or Subscriber’s representatives and advisors with respect to the Shares subscribed for hereunder, and no oral or written representations beyond the Offering Circular have been made to the Subscriber or relied upon by the Subscriber, its representatives or assigns, or any other person or entity.

(k) The Subscriber agrees not to transfer or assign this subscription or any interest therein.

(l) The Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein, the Subscriber is not entitled to withdraw, terminate or revoke this subscription.

(m) If the Subscriber is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the Subscriber.

(n) The Subscriber meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which Subscriber resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor. The Subscriber hereby agrees to comply with all requirements of the USA PATRIOT Act and all other know-your-customer and anti-money-laundering laws and regulations.

(o) The Subscriber is capable of evaluating the risks of making the investment contemplated hereby regarding Federal Cannabis Laws, as described in Section 10 hereof, and the risk associated with the regulatory oversight of the MAUCRSA and the Regulator, as described in Section 8 hereof.

(p) The Subscriber acknowledges and agrees that any share certificate or, in the case of uncertified securities, any notice of issuance, for the Shares shall bear the following legends with the necessary information inserted (as well as any legends required by the Company or applicable state, federal, or provincial corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE OR FOREIGN SECURITIES LAW (THE “ACTS”) AND MAY NOT BE TRANSFERRED BY THE HOLDER EXCEPT (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, OR (2) RULE 144 UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED.

DELIVERY OF THIS CERTIFICATE OR OTHER EVIDENCE OF OWNERSHIP MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA, PROVIDED THAT IF THE COMPANY QUALIFIES TO BE A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE COMPANY UPON DELIVERY OF THIS CERTIFICATE, A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE ISSUANCE DATE] (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

5. Non-U.S. Investors. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

6. Valuation. The Subscriber acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the Subscriber’s investment may suffer a diminution of value.

7. Indemnification. The representations, warranties and covenants made by Subscriber herein shall survive the closing under this Subscription Agreement. Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Subscriber to comply with any covenant or agreement made by Subscriber herein or in any other document furnished by Subscriber to any of the foregoing in connection with this transaction.

8. Regulatory Compliance. This Subscription Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of the California Medicinal and Adult-Use Cannabis Regulation and Safety Act (together with all related rules and regulations thereunder, and any successor or replacement thereto, “MAUCRSA”) or the guidance or instruction of the California Bureau of Cannabis Control (“BCC”), California Department of Food and Agriculture (“CDFA”) or the California Department of Public Health (“CDPH”) (together with any successor governmental authority, the “Regulator”). The parties acknowledge and understand that MAUCRSA and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of MAUCRSA and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with MAUCRSA and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Subscription Agreement to reflect terms that most closely approximate the parties original intentions but are responsive to and compliant with the requirements of MAUCRSA and/or the Regulator. In furtherance, not limitation of the foregoing, the parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

9. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Nevada. The exclusive venue for any legal action under this Agreement will be in the proper forum in the State of Nevada. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

10. Additional Disclaimers. The parties hereto agree and acknowledge that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Subscription Agreement with any Federal Cannabis Laws of the United States. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with the Securities Act or by the appropriate state securities regulator. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing, and any violation of federal law arising or resulting from a violation of the foregoing. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS SUBSCRIPTION AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

11. Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for Shares, the Subscriber must, and does hereby, deliver to the Company: (a) a fully completed and Execution Section; and (b) payment for the aggregate Purchase Price in the amount set forth in the Execution Section. Payment may be made by either check, wire, credit card or ACH deposits. Please send checks to the Escrow Agent (as defined in the Offering Circular and as set forth in the Execution Section). Please note on your check: “Prime Trust, LLC as Escrow Agent for Investors in Triangle Canna Corp.” Regulation A.”

12. Acknowledgement of Risks Factors. The Subscriber has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The Subscriber acknowledges that this investment entails significant risks. In furtherance, not in limitation of the foregoing, Subscriber has read, agrees to and acknowledges the risk factors enumerated in the Offering Circular in the Section entitled “Risk Factors.”

13. Consent to Electronic Delivery. The Subscriber hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, U.S., Canadian or other non-U.S. legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Shares, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Company’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with the Company electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

14. Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Subscriber. The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and Subscriber’s heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of this Subscription Agreement. The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. This Subscription Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that the Subscriber has read and understood the Risk Factors set forth in the Offering Circular, and has hereby executed and delivered this Subscription Agreement, and delivered herewith the Purchase Price, as of the date set forth below.